Exhibit 1.1

EVAXION BIOTECH A/S

American Depositary Shares

Representing Ordinary Shares DKK 1 nominal value each

Capital on Demand™ Sales Agreement

October 3, 2022

JonesTrading Institutional Services LLC

757 Third Avenue, 23rd Floor

New York, NY 10017

Ladies and Gentlemen:

Evaxion Biotech A/S, a public limited liability company incorporated under the laws of the Kingdom of Denmark (the “Company”), confirms its agreement (this “Agreement”) with JonesTrading Institutional Services LLC (the “Agent”), as follows:

1.            Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through or to the Agent, as agent or principal, American Depositary Shares of the Company (the “Placement Shares”), each representing one ordinary share, DKK 1 nominal value per share, of the Company (the “Ordinary Shares”) (“ADSs” shall mean the American Depositary Shares of the Company, each ADS representing one (1) Ordinary Share). In no event shall the Company issue or sell, through or to Agent, Placement Shares for an aggregate gross sales proceeds that would exceed the (a) number or dollar amount of Underlying Shares and ADSs registered, as applicable, on the Registration Statement or F-6 Registration Statement, respectively (each as defined below), (b) number of unissued Ordinary Shares under valid authorizations in the Company’s Articles of Association, or (c) dollar amount of Ordinary Shares permitted to be sold under Form F-3, including General Instruction I.B.5 of Form F-3, or (iv) dollar amount of Underlying Shares for which the Company has filed a Prospectus (as defined below) (the least of (i), (ii), (iii) and (iv), the “Maximum Amount”). The number of Underlying Shares to be issued and ADSs to be sold shall at all times be within the limit of the Company’s Board of Directors (the “Board of Directors”) authorization to issue new shares at or above market price as adopted by the general meeting of the shareholders (the “General Meeting”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the amount of Placement Shares issued and sold under this Agreement shall be the sole responsibility of the Company and that Agent shall have no obligation in connection with such compliance. The issuance and sale of Placement Shares hereunder will be effected pursuant to the Registration Statement and at no earlier time than such time as the Registration Statement shall have been declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to issue any Placement Shares.

The ADSs sold pursuant to this Agreement will be evidenced by American Depositary Receipts (“ADRs”) to be issued pursuant to a Deposit Agreement entered into by and among the Company, The Bank of New York Mellon, as depositary of the Company (the “Depositary”), and all owners and beneficial owners from time to time of the ADSs (the “Deposit Agreement”). Unless the context otherwise requires, references to the “ADSs” shall be deemed to include the ADRs evidencing the same and the Ordinary Shares represented thereby (the “Underlying Shares”). The Underlying Shares will be deposited with the Depositary pursuant to the terms of the Deposit Agreement.

References in this Agreement to (1) the Company issuing and selling ADSs through the Agent, and similar or analogous expressions, shall be understood to include references to the Company allotting and issuing the new Ordinary Shares underlying those ADSs to the Depositary or its nominee and procuring the issue of ADSs representing such Ordinary Shares by the Depositary or its nominee to the Agent (acting as agent and/or principal); and (2) the purchase of, or payment for, any ADSs, and similar or analogous expressions, shall be understood to refer to the subscription for the Ordinary Shares underlying those ADSs, as well as deposit of the Ordinary Shares for ADSs representing such Ordinary Shares, and the payment of the subscription moneys in respect of such Ordinary Shares.

As of the date hereof, the Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), with the Commission a registration statement on Form F-3 (333-265132), including a base prospectus, relating to certain securities, including the Underlying Shares to be issued from time to time by the Company as Placement Shares, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”). The Company has prepared a prospectus supplement to the base prospectus included as part of the registration statement specifically relating to the Placement Shares (the “Prospectus Supplement”). The Company will furnish to the Agent, for use by the Agent, copies of the base prospectus included as part of such registration statement, as supplemented by Prospectus Supplement, relating to the Placement Shares. The Company may file one or more additional registration statements from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable (which shall be a Prospectus Supplement), with respect to the Placement Shares. Except where the context otherwise requires, such registration statement, and any post-effective amendment thereto, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, to the extent such information has not been superseded or modified in accordance with Rule 412 under the Securities Act (as qualified by Rule 430B(g) of the Securities Act), included in the Registration Statement, as it may be supplemented by one or more prospectus supplements, in the form in which such Prospectus Supplement has most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any then issued Issuer Free Writing Prospectus (defined below), is herein called the “Prospectus.” Any reference herein to the Registration Statement, the ADS Registration Statement (as defined below), the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the ADS Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. The Company and the Depositary have filed with the Commission a registration statement on Form F-6 (No. 333-249338) and a registration statement on Form F-6 that may be filed after the date of this Agreement covering the registration of any additional ADSs under the Securities Act. The registration statements relating to the ADSs are hereinafter referred to as the “ADS Registration Statement.”

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Any reference herein to the Registration Statement, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the most-recent effective date of the Registration Statement, or the date of the Prospectus or such Issuer Free Writing Prospectus, as the case may be, and incorporated therein by reference. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval system, or if applicable, the Interactive Data Electronic Application system when used by the Commission (collectively, “EDGAR”).

2.            Placements. Each time that the Company wishes to issue and sell Placement Shares hereunder (each, a “Placement”), it will notify the Agent by email notice (or other method mutually agreed to in writing by the Parties) of the number or dollar value of Placement Shares to be sold, the time period during which sales are requested to be made, any limitation on the number of Placement Shares that may be sold in any one Trading Day and any minimum price below which sales may not be made, and any limitations or conditions required by Danish law and/or set forth in the corporate authorization of the Company (a “Placement Notice”), the form of which is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 3 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Agent set forth on Schedule 3, as such Schedule 3 may be amended from time to time. The Placement Notice shall be effective unless and until (i) the Agent declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Shares to be sold thereunder have been sold, (iii) the Company suspends or terminates the Placement Notice for any reason, in its sole discretion, (iv) the Company issues a subsequent Placement Notice with parameters superseding those of the earlier dated Placement Notice, or (v) this Agreement has been terminated under the provisions of Section 12. The amount of any discount, commission or other compensation to be paid by the Company to the Agent in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 2. It is expressly acknowledged and agreed that neither the Company nor the Agent will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to the Agent and the Agent does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

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3.            Sale of Placement Shares by the Agent. Subject to the provisions of Section 5(a), the Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Stock Market LLC (the “Exchange”), to subscribe and sell the Placement Shares up to the amount specified in, and otherwise in accordance with the terms of such Placement Notice. The Agent shall, following the sale of the Placement Shares, sign the subscription list attached to the Placement Notice and forward the signed subscription list to the Company. The Agent will provide written confirmation to the Company no later than the opening of the Trading Day immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares subscribed and sold on such day, the compensation payable by the Company to the Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) available to the Company, with an itemization of the amounts payable to the Agent (as set forth in Section 5(b)) of the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice, the Agent may sell Placement Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

4.            Suspension of Sales.

(a)            The Company or the Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 3, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 3), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair any party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. Each party agrees that no such notice under this Section 4 shall be effective against any other party unless it is made to one of the individuals named on Schedule 3 hereto as associated with such other party, as such Schedule may be amended in writing from time to time.

5.            Sale and Delivery to the Agent; Settlement.

(a)            Sale of Placement Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Agent’s acceptance of the terms of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares up to the amount specified in such Placement Notice, and otherwise in accordance with the terms of such Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in selling Placement Shares, (ii) the Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Placement Shares as required under this Agreement and (iii) the Agent shall be under no obligation to subscribe and/or purchase Placement Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by the Agent and the Company.

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(b)            Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be made available to the Company on or prior to a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Agent, after payment of the Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof. Payment for the Placement Shares and the Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof shall be made in accordance with Schedule 4 hereto, and the Company’s obligation to deliver the Placement Shares (including the Underlying Shares) and to pay the amount of any discount, commission or other compensation to the Agent in connection with the sale of the Placement Shares shall follow the steps to be taken in accordance with, and strictly at the times set forth in, Schedule 4 hereto. The Company agrees and acknowledges that if the Settlement Date does not occur and the Placement Shares are not to be delivered, including if the Agent terminates this Agreement in accordance with the terms herein, the Company shall (1) promptly return to the Agent the amounts prefunded by the Agent, if any, in accordance with Schedule 4 hereto and (2) have no legal or equitable claim with respect to any such funds, which shall remain the property of Agent, provided that the Placement Shares (including the Underlying Shares) are not to be delivered.

(c)            Delivery of Placement Shares. On each Settlement Date, the Company will, or will cause its Depositary to, electronically transfer the Placement Shares being sold by crediting the Agent’s or its designee’s account (provided the Agent shall have given the Company written notice of such designee at least one Trading Day prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. For each Settlement Date, the Agent will deliver the gross proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or the Depositary or its transfer agent (if applicable), defaults in its obligation to deliver Placement Shares on a Settlement Date through no fault of the Agent, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10(a) hereto, it will (i) hold the Agent harmless against any loss, claim, damage, or reasonable and documented expense (including reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company, the Depositary (if applicable) and (ii) pay to the Agent (without duplication) any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

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(d)            Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares if, after giving effect to the sale of such Placement Shares, the aggregate gross sales proceeds of Placement Shares sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Placement Shares under this Agreement, the Maximum Amount and (B) the amount authorized in the Company’s Articles of Association from time to time to be issued and sold under this Agreement by the Company’s Board of Directors, and notified to the Agent in writing. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Board of Directors, duly authorized committee thereof or a duly authorized executive committee, and notified to the Agent in writing. Further, under no circumstances shall the Company cause or permit the aggregate gross sales proceeds of Placement Shares sold pursuant to this Agreement to exceed the Maximum Amount.

6.            Representations and Warranties of the Company. Except as disclosed in the Registration Statement or Prospectus (including the Incorporated Documents), the Company represents and warrants to, and agrees with the Agent that as of the date of this Agreement and as of each Applicable Time (as defined below), unless such representation, warranty or agreement specifies otherwise:

(a)            Registration Statement and Prospectus. As of the date of this Agreement, the Company and the transactions contemplated by this Agreement meet the requirements for and comply with the conditions for the use of Form F-3 under the Securities Act. The Registration Statement has been or will be filed with the Commission and the Registration Statement and the ADS Registration Statement has been or will be declared effective by the Commission under the Securities Act prior to the issuance of any Placement Notice by the Company. The Prospectus Supplement will name Agent as agent, in the section entitled “Plan of Distribution.” The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of the Registration Statement or the ADS Registration Statement, or threatening or instituting proceedings for either purpose. The Registration Statement and the offer and sale of Placement Shares as contemplated hereby meet the requirements of Rule 415(a)(4) under the Securities Act and comply in all material respects with said Rule. Copies of the ADS Registration Statement, Registration Statement, the Prospectus, and any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to the Agent and its counsel. The Company has not distributed and, prior to the later to occur of each Settlement Date and completion of the distribution of the Placement Shares, will not distribute any offering material in connection with the offering or sale of the Placement Shares other than the Registration Statement and the Prospectus and any Issuer Free Writing Prospectus to which the Agent has consented.

(b)            No Misstatement or Omission. The ADS Registration Statement, the Registration Statement, when it became or becomes effective, and the Prospectus, and any amendment or supplement thereto, on the date of such Prospectus or amendment or supplement, conformed and will conform in all material respects with the requirements of the Securities Act. At each Settlement Date, the ADS Registration Statement, the Registration Statement and the Prospectus, as of such date, will conform in all material respects with the requirements of the Securities Act. The ADS Registration Statement and the Registration Statement, when it became or becomes effective, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendment or supplement thereto, on the date thereof and at each Applicable Time (defined below), did not and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The documents incorporated by reference in the Prospectus and the ADS Registration Statement did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated in such document or necessary to make the statements in such document, in light of the circumstances under which they were made, not misleading. The foregoing shall not apply to statements in, or omissions from, any such document made in reliance upon, and in conformity with, information furnished to the Company by Agent specifically for use in the preparation thereof.

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(c)            Conformity with Securities Act and Exchange Act. The ADS Registration Statement, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, and the Incorporated Documents, when such documents were or are filed with the Commission under the Securities Act or the Exchange Act or became or become effective under the Securities Act, as the case may be, conformed and will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.

(d)            Financial Information. The financial statements of the Company (including all notes and schedules thereto) included or incorporated by reference in the Registration Statement and Prospectus present a true and fair view of the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statements of comprehensive loss, statements of financial position statements of change in equity and statements of cash flows of the Company and its consolidated subsidiaries for the periods specified; and such financial statements and related schedules and notes thereto, and the unaudited financial information filed with the Commission as part of the Registration Statement, have been prepared in conformity with International Financial Reporting Standards or IAS 34 “Interim Financial Reporting”, respectively, as issued by the International Accounting Standards Board and adopted by the European Union (“IFRS”) and in compliance with the financial reporting requirements of Danish law, consistently applied throughout the periods involved.  The financial data included or incorporated by reference in the Registration Statement and Prospectus present a true and fair view, in all material respects, of the information shown therein as of the respective dates and for the respective periods specified and have been presented on a basis consistent with the consolidated financial statements set forth in the Prospectus.   There are no financial statements that are required to be included or incorporated by reference in the Registration Statement, or the Prospectus that are not included or incorporated by reference as required; the Company and the subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), and the Prospectus. All disclosures contained or incorporated by reference in the Registration Statement, the Prospectus and the Issuer Free Writing Prospectuses, if any, regarding “non-IFRS financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

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(e)            Independent Public Accountant. Ernst & Young Godkendt Revisionspartnerselskab or such other independent accounting firm (the “Auditor”) whose report on the financial statements of the Company is filed with the Commission as part of the Company’s most recent Annual Report on Form 20-F filed with the Commission and incorporated by reference into the Registration Statement and the Prospectus, are and, during the periods covered by their report, were an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States).

(f)            Conformity with EDGAR Filing. The Prospectus delivered to the Agent for use in connection with the sale of the Placement Shares pursuant to this Agreement will be identical to the versions of the Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(g)            Organization; Enforceability. The Company and each of its subsidiaries (i) is duly organized and validly existing under the laws of their respective jurisdictions of incorporation or organization and the Company’s Australian and U.S. subsidiaries are in good standing in their respective jurisdictions of incorporation or organization. Each such entity has all requisite power and authority to carry on its business as is currently being conducted as described in the Registration Statement and Prospectus, and to own, lease and operate its properties and to enter into and perform its obligations pursuant to the offer and sale of the Placement Shares and this Agreement, and (ii) the Company has duly authorized, executed and delivered this Agreement and the other agreements to be entered into by it in connection with the offer and sale of the Placement Shares, and each of such agreements, assuming due authorization, execution and delivery by the other parties hereto or thereto, constitutes legal, valid and binding obligations enforceable against it in accordance with their respective terms.  All of the issued shares of capital stock of, or other ownership interests in, each subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and are owned, directly or indirectly, by the Company, free and clear of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever. The Company and each of its subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify individually or in the aggregate would not have a material adverse effect on the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole or in the context of the Company’s performance of this Agreement and the Deposit Agreement and the consummation of the transactions contemplated herein or therein (a “Material Adverse Effect”); and to the Company’s knowledge, no proceeding has been instituted or is threatened in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification or taken against it for its winding-up, liquidation or dissolution or for any similar or analogous proceeding in any jurisdiction, or for it to enter into any arrangement or composition for the benefit of creditors, or for the appointment of a receiver, administrative receiver, trustee or similar officer.

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(h)            Licenses. The Company and each of its subsidiaries (i) owns or possesses, have a valid license to or can acquire on reasonable terms, legally enforceable rights to use all patents, patent rights, inventions, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems, processes or procedures) and other similar rights and proprietary knowledge (in each case, whether registered or not and including applications for registration) (collectively, “Intangibles”) necessary for the conduct of its business.  Neither the Company nor any of its subsidiaries has received any notice of, or is not aware of, any infringement of or conflict with asserted rights of others with respect to any Intangibles and neither the Company nor any of its subsidiaries has knowledge of any infringement of or conflict with asserted rights of others or of any infringement of, or conflict with the Company and its subsidiaries’ rights with respect to any Intangibles, (ii) the Company and each of its subsidiaries processes employed and the products and services dealt in by the Company or any of its subsidiaries do not, to its knowledge, infringe Intangibles of a third party and neither of the Company nor any of its subsidiaries has received any notice of infringement of or conflict with, and neither of the Company nor any of its subsidiaries has knowledge of any infringement of or conflict with, asserted rights of a third party with respect to any Intangibles, except for or in respect of any such infringements or conflicts that would not, individually or in the aggregate, have a Material Adverse Effect, and (iii) is not obligated to pay a royalty, grant a license or provide other consideration to any third party in connection with its Intangibles, and the offer and sale of the Placement Shares will not trigger such payment, except for any such obligations that would not, individually or in the aggregate, have a Material Adverse Effect.

(i)            Title to Real and Personal Property. The Company and each of its subsidiaries has good and marketable title in fee simple to all real property, and good and marketable title to all other property owned by it, in each case free and clear of all liens, encumbrances, claims, security interests and defects, except such as do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries.  All property held under lease by the Company and its subsidiaries is held by them under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are not material and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries.

(j)            No Material Adverse Effect. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there has not been any event which could have a Material Adverse Effect; (ii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which would have a Material Adverse Effect; and (iii) except as disclosed in the Registration Statement and the Prospectus, since the date of the latest balance sheet included in the Registration Statement and the Prospectus, neither the Company nor its subsidiaries has (A) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, including with respect to warrant incentive programs, (B) entered into any transaction not in the ordinary course of business or (C) declared or paid any dividend or made any distribution on any shares of its capital stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.

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(k)            No Material Misstatements or Omissions. There is no document, contract or other agreement required to be described in the Registration Statement, the ADS Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement, which is not described or filed as required by the Securities Act or Rules.  Each description of a statute, regulation, contract, document or other agreement in the Registration Statement, the ADS Registration Statement or the Prospectus accurately reflects in all respects the terms of the underlying contract, document or other agreement. Each contract, document or other agreement described in the Registration Statement, the ADS Registration Statement or the Prospectus or listed in the exhibits to the Registration Statement or the ADS Registration Statement is in full force and effect and is valid and enforceable by and against the Company or its subsidiary, as the case may be, in accordance with its terms.  Neither the Company nor any of its subsidiaries, if a subsidiary is a party, nor to the Company’s knowledge, any other party, is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, would have a Material Adverse Effect.  No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or its subsidiary, if a subsidiary is a party thereto, of any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which Company or its properties or business or a subsidiary or its properties or business may be bound or affected which default or event, individually or in the aggregate, would have a Material Adverse Effect.

(l)            Statistical and Market Data. The statistical and market related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(m)          No Violation or Default. Neither the Company nor any subsidiary (i) is in violation of its certificate or articles of incorporation, articles of association, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time, or both, would constitute a default under, or result in the creation or imposition of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever, upon, any property or assets of the Company or any subsidiary pursuant to, any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic.

(n)           This Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

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(o)            No Conflicts. Neither the execution, delivery and performance of this Agreement and the Deposit Agreement and the consummation of the transactions contemplated herein or therein and in the Registration Statement and the Prospectus (including, without limitation, the issuance and sale by the Company of the Placement Shares, the deposit with the Depositary of the Underlying Shares and the use of the proceeds from the sale of the Placement Shares as described therein under the caption “Use of Proceeds”) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which either the Company or its subsidiaries or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its subsidiaries or violate any provision of the articles of association, charter or by-laws or other organizational documents of the Company or any of its subsidiaries, except for such consents or waivers which have already been obtained and are in full force and effect.

(p)            Capitalization. The Company has a registered share capital as set forth in the Registration Statement and the Prospectus.  All of the issued and outstanding shares of capital stock of the Company have been duly and validly issued and registered with the Danish Business Authority and are fully paid and non-assessable and have been issued in compliance with all federal, state and local, including any applicable foreign (including Danish) securities laws. Except as otherwise duly waived, there are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any shares of capital stock of the Company or any of its subsidiaries, including Ordinary Shares or ADSs, or any such rights pursuant to its articles of association, charter, certificate of incorporation or by-laws or any other applicable organization documents or any agreement or instrument to or by which the Company or any of its subsidiaries is a party or bound.  The Placement Shares (including the Underlying Shares) have been duly authorized for issuance and sale by the Company pursuant to this Agreement and the Deposit Agreement and when issued and sold pursuant to the applicable terms of each of the foregoing, will be duly and validly issued in accordance with the authorization granted by the Company's General Meeting to the Board of Directors, fully paid and non-assessable and none of them will be issued in violation of any preemptive or other similar right.  Except as disclosed in the Registration Statement, the Articles of Association and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of capital stock of the Company or any of its subsidiaries or any security convertible into, or exercisable or exchangeable for, such shares. Except as disclosed in the Registration Statement and the Prospectus, the exercise price of each option or warrant to acquire Ordinary Shares or ADSs (each, a “Company Warrant”) is no less than the nominal value of an Ordinary Share of such Company Warrant.  All grants of Company Warrants were validly issued and properly approved by the Board of Directors of the Company and/or the shareholders of the Company in accordance with the authorization granted by the Company's General Meeting to the Board of Directors and in compliance with all applicable laws and the terms of the plans under which such Company Warrants were issued and the Company’s articles of association and were recorded on the Company Financial Statements, in accordance with IFRS as issued by the International Accounting Standards Board, and no such grants involved any “back dating”, “forward dating,” “spring loading” or similar practices with respect to the effective date of grant. The Ordinary Shares and the Placement Shares conform in all material respects to all statements in relation thereto contained in the Registration Statement and the Prospectus.

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(q)           No Registration Rights. No holder of any security of the Company has any right, which has not been waived, to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder.

(r)            Absence of Legal Proceedings. There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries could individually or in the aggregate have a Material Adverse Effect; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(s)           Authorization. All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Placement Shares by the Company. The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby.

(t)            Labor Disputes. Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute would have a Material Adverse Effect.  The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which would have a Material Adverse Effect. The Company is not aware of any threatened or pending litigation between the Company or its subsidiaries and any of its executive officers which, if adversely determined, could have a Material Adverse Effect and has no reason to believe that such officers will not remain in the employment of the Company.

(u)           Related Party Transactions. No transaction has occurred between or among the Company and any of its officers or directors, shareholders or any affiliate or affiliates of any such officer or director or shareholder that is required to be described in and is not described in the Registration Statement and the Prospectus.

(v)           Market Manipulation. The Company has not taken, nor will it take, directly or indirectly, any action designed to, or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares or to result in a violation of Regulation M under the Exchange Act, or pay anyone any compensation for soliciting purchases of the Placement Shares other than the Agent; provided, however, that the Company may bid for and purchase shares of its ADSs in accordance with Rule 10b-18 under the Exchange Act.

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(w)          Taxes. The Company and each of its subsidiaries has duly paid all national, regional and local taxes of any kind (including but not limited to, income taxes, capital gain taxes, withholding taxes, sales and transfer taxes, energy and real estate taxes, labor market and social contribution taxes, customs duties, VAT, registration fees and similar levies, duties, charges, stamps and imposts of whatever nature as well as any penalty, fine, surcharge or interest relating thereto) which have become due and payable with regard to the period up to and including the of this Agreement (other than tax deficiencies which the Company or any of its subsidiaries is contesting in good faith and for which the Company or any of its subsidiaries have provided adequate provisions if required by IFRS), except for such failures that would not, individually or in the aggregate, have a Material Adverse Effect. The Company and each of its subsidiaries has filed all federal, state, local and foreign tax returns which are required to be filed through the date hereof, which returns are true and correct in all material respects or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due. There are no tax audits or investigations pending, which if adversely determined would have a Material Adverse Effect; nor are there any material proposed additional tax assessments against the Company or any of its subsidiaries.

(x)           Listing of ADSs. The ADSs are listed on the Exchange. The ADSs are registered pursuant to Section 12(b) of the Exchange Act. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the ADSs under the Exchange Act or the quotation of the ADSs on the Exchange, nor has the Company received any notification that the Commission or the Exchange is contemplating terminating such registration or quotation. To the Company's knowledge, it is in compliance with all applicable listing requirements of the Exchange. The Company has no reason to believe that it will not in the foreseeable future continue to be in compliance with all such listing and maintenance requirements.

(y)           Accounting Controls. The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that have been designed to comply with the requirements of the Exchange Act applicable to the Company and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with IFRS and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(z)            Disclosure Controls. Except as disclosed in the Registration Statement and the Prospectus, the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which: (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are required to be prepared; (ii) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures at the end of the periods in which the periodic reports are required to be prepared; and (iii) are effective in all material respects to perform the functions for which they were established.

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(aa)      Effectiveness of Controls. Except as disclosed in the Registration Statement and the Prospectus, based on a reasonable evaluation of its disclosure controls and procedures, the Company is not aware of (i) any material weakness or significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls. Since the date of the latest audited financial statements of the Company included in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (other than as set forth in the Prospectus). The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of a date within 90 days prior to the filing date of the Form 20-F for the fiscal year most recently ended (such date, the “Evaluation Date”). The Company presented in its Form 20-F for the fiscal year most recently ended the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls or, to the Company’s knowledge, in other factors that would be reasonably expected to significantly affect the Company’s internal controls. To the knowledge of the Company, the Company’s “internal controls over financial reporting” and “disclosure controls and procedures” are effective.

(bb)      Prohibited Activities. Except as preapproved in accordance with the requirements set forth in Section 10A of the Exchange Act, the Auditor has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(cc)      Off-Balance Sheet Arrangements. There are no material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K) that have or are reasonably likely to have a material current or future effect on the Company’s financial condition, revenues or expenses, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

(dd)      Sarbanes-Oxley Act. The Company is in compliance with all other applicable provisions of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), any related rules and regulations promulgated by the Commission and corporate governance requirements under the applicable regulations of the Exchange upon the effectiveness of such provisions and has no reason to believe that it will not be able to comply with such provisions at the time of effectiveness. There is and has been no failure on the part of the Company or any of its directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications.

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(ee)      Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Prospectus; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or the Company’s or its subsidiaries’ respective businesses, assets, employees, officers and directors are in full force and effect; the Company and each of its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and neither the Company nor any subsidiary of the Company has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its  business at a cost that is not materially greater than the current cost.  Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(ff)        No Consents. Each approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated or required for the performance by the Company of its obligations under the Deposit Agreement are required to be obtained or performed (including as it relates to the issuance and deposit with the Depositary of the Underlying Shares) by the Company (except for (i) such additional steps as may be required by the Financial Industry Regulatory Authority (“FINRA”) and (ii) as may be necessary to qualify the Placement Shares for offering by the Agent under the state securities or Blue Sky laws).

(gg)      FINRA Matters. There are no affiliations with FINRA among the Company’s officers, directors or, to the best of the knowledge of the Company, any five percent or greater shareholder of the Company, except as set forth in the Registration Statement or otherwise disclosed in writing to the Representative. All of the information provided to the Agent or to counsel for the Agent by the Company, or to the knowledge of the Company, its counsel, its officers and directors in connection with the offering of the Placement Shares is true and correct as of the date it is provided to the Agent or to counsel for the Agent and is compliant in all material respects with FINRA’s rules in effect at the time it is provided to the Agent or to counsel for the Agent.

(hh)      Environmental Laws. (i) Each of the Company and each of its subsidiaries is in compliance in all material respects with all rules, laws and regulation relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (each such law, an “Environmental Law”) which are applicable to its business; (ii) neither the Company nor its subsidiaries has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws; (iii) each of the Company and each of its subsidiaries has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance with all terms and conditions of any such permit, license or approval; (iv) to the Company’s knowledge, no facts currently exist that will require the Company or any of its subsidiaries to make future material capital expenditures to comply with Environmental Laws; and (v) no property which is or has been owned, leased or occupied by the Company or its subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) (“CERCLA 1980”) or otherwise designated as a contaminated site under other Environmental Laws.  Neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the CERCLA 1980.

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(ii)        Periodic Review of Environmental Laws. In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which the Company identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

(jj)        Investment Company Act. The Company is not and, after giving effect to the issuance and sale of the Placement Shares and the deposit with the Depositary of the Underlying Shares and the application of proceeds thereof as described in the Prospectus, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(kk)      Anti-Corruption. Neither the Company nor any of its subsidiaries nor any other person associated with or acting on behalf of the Company including, without limitation, any director, officer, agent or employee of the Company or its subsidiaries, has, directly or indirectly, while acting on behalf of the Company or its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment or unlawful benefit to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated or is in violation of, or engaged in any activity or conduct which would constitute an offence under, any applicable provisions of the Danish Criminal Code (in Danish: Straffeloven), U.S. Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-bribery or anti-corruption law or regulation (“Anti-Corruption Laws”); or (iv) made any other unlawful payment. Neither the Company nor its subsidiaries will directly or indirectly use the proceeds of the offer and sale of the Placement Shares or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or any other person or entity for the purpose of financing or facilitating any activity in violation of applicable Anti-Corruption Laws. The Company and its subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the Anti-Corruption Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ll)        Money Laundering. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending, or to the best knowledge of the Company, threatened.

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(mm)     Sanctions. Neither the Company nor any of its subsidiaries, directors, officers, or employees, nor, to the knowledge of the Company, any agent or affiliate of the Company or any of its subsidiaries, is currently the subject or the target of any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) the United Nations Security Council, the European Union, Her Majesty’s Treasury, the States of Guernsey, the Guernsey Financial Services Commission or other relevant sanctions authority (“Sanctions”) nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria, and the Crimea, so-called Donetsk People’s Republic, or so-called Luhansk People’s Republic regions of Ukraine; and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that at the time of such financing, is the subject or target of any Sanctions, or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of applicable Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person, country, or territory that at the time of the dealing or transaction is or was the subject or the target of Sanctions.

(nn)      ERISA. The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” as defined in Section 3(3) of ERISA and such regulations and published interpretations in which its employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No “Reportable Event” (as defined in 12 ERISA) has occurred with respect to any “Pension Plan” (as defined in ERISA) for which the Company could have any liability.

(oo)      Emerging Growth Company. Since the date of the Preliminary Prospectus included in the Registration Statement filed with the Commission on January 8, 2021 (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication (as defined herein)) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(pp)      Submission to Jurisdiction. The Company has the power to submit, and pursuant to Section 17 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in the City of New York, New York, U.S.A. (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 17 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to this Agreement in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 9 hereof.

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(qq)      Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(rr)        Permits. The Company and each of its subsidiaries has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies (including, without limitation, the United States Food and Drug Administration (the “FDA”), the United States Drug Enforcement Administration or any other foreign, federal, state, provincial, court or local government or regulatory authorities including self-regulatory organizations engaged in the regulation of clinical trials, pharmaceuticals, biologics or biohazardous substances or materials) or any other person or entity (collectively, the “Permits”), to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect. The Company and each of its subsidiaries has fulfilled and performed in all material respects all of its obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company thereunder.  Neither the Company nor any of its subsidiaries has received any written notice relating to the limitation, revocation, cancellation, suspension, modification or non-renewal of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course. To the extent required by applicable laws and regulations of the FDA, the Company or the applicable subsidiary has submitted to the FDA an Investigational New Drug Application or amendment or supplement thereto for each clinical trial it has conducted or sponsored or is conducting or sponsoring; all such submissions were in material compliance with applicable laws and rules and regulations when submitted and no material deficiencies have been asserted by the FDA with respect to any such submissions. Except as may be required under the Securities Act and state and foreign Blue Sky laws, no other Permits are required to enter into, deliver and perform this Agreement and to issue and sell the Placement Shares.

(ss)      Authorization of Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or general equitable principles. Upon the issuance, sale and payment for the Underlying Shares in accordance with the terms of this Agreement and the due issuance by the Depositary of the ADSs against the deposit of the Underlying Shares in respect thereof in accordance with the provisions of the Deposit Agreement, the ADSs will be duly and validly issued, and the persons in whose names the ADSs are registered will be entitled to the rights specified in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

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(tt)        Stamp Taxes. No transaction, stamp or other issuance or transfer taxes or duties, and no capital gain, income transfer, withholding or other tax, duty, fee or charge is payable on behalf of the Agent to any taxing authority in connection with (i) the issuance, sale and delivery of the Underlying Shares by the Company or the deposit of the Underlying Shares by the Company in accordance with the terms of the Deposit Agreement against the issuance of the Placement Shares; (ii) the issuance by the Depositary of the Placement Shares (or Placement Shares evidenced by ADRs) in accordance with the terms of the Deposit Agreement; (iii) the purchase from the Company, and the sale and delivery of the Placement Shares to Agent in the manner contemplated by this Agreement and the Deposit Agreement; (iv) the holding or transfer of the Placement Shares; or (v) the execution and delivery of this Agreement or any other document to be furnished hereunder.

(uu)      Forward-Looking Statements. Without limiting the Company’s representation and warranty under (a) above, all forward-looking statements, forecasts, estimates, targets and predictions and expressions of opinion, belief, intention and expectation made by the Company expressed in or included in the Registration Statement and Prospectus, are truly and honestly held, are not misleading and have been made on reasonable grounds after due and careful consideration of such relevant circumstances and assumptions reasonable deemed relevant and there are no facts which have not been disclosed which by their omission make any such estimates materially misleading or which are material for disclosure. Each of the assumptions used in the preparation of the forward-looking statements, forecasts, estimates, targets and predictions are reasonable and, to the Company’s knowledge, there are no other material assumptions that should reasonably be taken into account in the preparation of such information and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(vv)      No Material Indebtedness. (i) No outstanding indebtedness of the Company or any of its subsidiaries has become repayable before its stated maturity, nor has any security in respect of such indebtedness become enforceable by reason of default by the Company or any of its subsidiaries, and no event has occurred or is, to the Company’s knowledge, impending which, with the lapse of time or the fulfilment of any condition or the giving of notice or the compliance with any other formality, may reasonably be expected to result in any such indebtedness becoming so repayable or any such security becoming enforceable and neither the Company nor any of its subsidiaries has received notice from any person to whom any indebtedness of the Company or any of its subsidiaries which is repayable on demand is owed, demanding or, to the Company’s knowledge, threatening to demand repayment of, or to take any steps to enforce any security for, the same; (ii) the amounts borrowed by the Company or any of its subsidiaries do not exceed any limitation on borrowing contained in its constitutional documents, any debenture or other deed or document binding upon them, and neither the Company nor any of its subsidiaries has outstanding any loan capital, or is or has engaged in a financing of a type which would not be required to be shown or reflected in its audited accounts, except in any such case as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) all borrowing facilities of each of the Company and each of its subsidiaries have been duly executed and are in full force and effect and are in compliance with all covenants and undertakings contained therein, except as may terminate in accordance with their terms.

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(ww)     Bankruptcy. The Company and its subsidiaries have no pending insolvency, bankruptcy, composition or similar proceedings pending against them and have no reason to believe that any such proceeding may be brought and are not in liquidation or receivership.

(xx)       Cybersecurity. Except as disclosed in the Registration Statement and the Prospectus, (i) all the information and communications technologies required for use in the business of the Company and its subsidiaries, including, without limitation, information technology assets and equipment, computers, systems, hardware, proprietary and third party software, networks, peripherals, websites, applications, databases and associated documentation and any information technology systems currently being implemented by the Company (“IT Systems”) used or planned to be used in connection with the businesses of the Company and its subsidiaries: (A) are owned by, or properly licensed or leased to, the Company or its subsidiaries, as applicable, and are not dependent on any facilities or systems which are not under the ownership or control of the Company and its subsidiaries and the Company and its subsidiaries do not share any user rights with any other person; (B) are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; and (C) are all the IT Systems required for the present needs of the business of the Company and its subsidiaries and the anticipated requirements of the Company and its subsidiaries and the Company has taken reasonable steps to ensure system capacity and ability to process current peak volumes and anticipated volumes in a timely manner; (ii) in relation to the IT Systems, there has not been any act or default by the Company or any of its subsidiaries or their sub-lessees, sub-licensees, sub-contractors nor any other person, and there is no breach of any lease, license, support, maintenance service agreement, understanding or other arrangement (together, “IT Contracts”) granted or provided by a third party in favor of the Company or any of its subsidiaries which may in any way, in the reasonable opinion of the Company, result in any IT Contract being terminated. There is no reason to believe that any IT Contract granted or provided by a third party will not be renewed when it expires on the same or substantially the same terms (including as regards pricing and any other commercial details); and (iii) there are no circumstances in which the ownership, benefit or right to use the IT Systems may be lost or rendered liable to termination, except for any such losses or terminations that would not, individually or in the aggregate, have a Material Adverse Effect or otherwise be material in the context of the offering of the Placement Shares. The Company and its subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information, including any personal data and trade secrets, and the integrity, continuous operation, redundancy and security of all IT Systems and data, including but not limited to appropriate backup and disaster recovery policies and procedures. There has been no material security breach, violations, outages, attack, unauthorized uses or access to, or other compromise of or relating to any of the IT Systems used or planned to be used in connection with the businesses of the Company and its subsidiaries or any data contained therein, and, to the Company’s knowledge, there are no facts that could reasonably give rise to the foregoing.

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(yy)      Data Protection. The Company and its subsidiaries, are, and at all prior times were to the best of their knowledge, in compliance in all material respects with all applicable data protection and privacy laws, guidelines and industry standards, including the European Union General Data Protection Regulation (“EU GDPR”), the EU GDPR as it forms part of United Kingdom law by virtue of Section 3 of the European Union (Withdrawal) Act 2018 (as amended, including by the Data Protection, Privacy and Electronic Communications (Amendments etc.) (EU Exit) Regulations 2019, and the Health Insurance Portability and Accountability Act of 1996 and its implementing regulations, as amended by the Health Information Technology for Clinical Health Act, (collectively, “Privacy Laws”), with any privacy policies and other statements relating to privacy, data protection, or data security, and with any contractual obligations relating to privacy, data protection, or data security (collectively, “Privacy Requirements”). The Company and its subsidiaries have in place, comply with, and take appropriate steps to ensure compliance, in all material respects, with all Privacy Requirements. Neither the Company nor any of its subsidiaries has received any notice, including but not limited to from a competent authority (including any information or enforcement notice, or any transfer prohibition notice) alleging that the Company or any of its subsidiaries has not complied with Privacy Requirements and none of the Company or any of its subsidiaries has received any unresolved written claim from an individual for compensation for breaches of Privacy Laws or for loss or unauthorized disclosure of personal data, including under the European Union General Data Protection Regulation. To the Company’s knowledge, there are no facts that could reasonably give rise to the foregoing.

(zz)       No Improper Practices. Neither the Company nor any of its subsidiaries has engaged in price exchange, price fixing or other comparable anti-competitive practices. Neither the Company nor any of its subsidiaries is a party to any agreement, arrangement or concerted practice or is carrying on any practice which in whole or in part contravenes or is invalidated by any anti-trust, anti-monopoly, competition, fair trading, consumer protection or similar legislation in any jurisdiction of the Company or any of its subsidiaries is established or operating or in respect of which any filing, registration or notification is required or is advisable pursuant to such legislation (whether or not the same has in fact been made), except for any such contraventions or invalidations, or any such failures to make a filing, registration or notification, that would not, individually or in the aggregate, have a Material Adverse Effect or otherwise be material in the context of the offer and sale of the Placement Shares.

(aaa)     No Reliance. The Company has not relied upon the Agent or legal counsel for the Agent for any legal, tax or accounting advice in connection with the offering and sale of the Placement Shares.

(bbb)    Intellectual Property. The Company and the subsidiaries own or possess enforceable rights to use all patents, patent applications, trademarks (both registered and unregistered), service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the “Intellectual Property”), necessary for the conduct of their respective businesses as conducted as of the date hereof, except to the extent that the failure to own or possess adequate rights to use such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; neither the Company nor any subsidiary has received any written notice of any claim of infringement or conflict which asserted Intellectual Property rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect; there are no pending, or to the Company’s knowledge, threatened judicial proceedings or interference proceedings challenging the Company’s or any subsidiary’s rights in or to or the validity of the scope of any of the Company’s or any subsidiary’s patents, patent applications or proprietary information, except if such proceedings would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(ccc)     Finder’s Fees. Neither the Company nor any subsidiary has incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to Agent pursuant to this Agreement.

(ddd)    Other Agreements. The Company is not a party to any agreement with an agent or underwriter for any other “at the market” or continuous equity transaction other than this Agreement.

(eee)     Agent Purchases. The Company acknowledges and agrees that Agent has informed the Company that the Agent may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell ADSs for its own account while this Agreement is in effect, provided, that (i) no such purchase or sales shall take place while a Placement Notice is in effect (except to the extent the Agent may engage in sales of Placement Shares purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity) and (ii) the Company shall not be deemed to have authorized or consented to any such purchases or sales by the Agent.

(fff)      Margin Rules. Neither the issuance, sale and delivery of the Placement Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(ggg)    Status Under the Securities Act. The Company was not and is not an ineligible issuer as defined in Rule 405 at the times specified in Rules 164 and 433 in connection with the offering of the Placement Shares.

(hhh)    No Misstatement or Omission in an Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus, as of its issue date and as of each Applicable Time (as defined below), did not, does not and will not, through the completion of the Placement for which such Issuer Free Writing Prospectus is used or deemed used, include any information that conflicted, conflicts or will conflict with the information contained in the ADS Registration Statement, the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Agent specifically for use therein.

(iii)        PFIC Status. The Company does not believe it was a “passive foreign investment company,” as defined in Section 1297 of the Internal Revenue Code of 1986, as amended, for the Company’s most recently ended fiscal year for which it has filed its Form 20-F with the Commission.

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(jjj)            Validity of Choice of Law. The choice of the laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law subject to Danish public policy (“ordre public”) and subject to the mandatory rules of the laws of any country with which this offering has a significant connection, if and in so far as under the laws of that country those rules must be applied notwithstanding the choice of law (cf. Article 3 (3), Article 7 and Article 16 of the Convention on the Law Applicable to Contractual Obligations dated June 19, 1980 (the “Rome Convention”) as implemented in Denmark by Danish Act No. 139 of February 17, 2014).

(kkk)         Appointment of Process Agent. The appointment by the Company of an agent for service of process in New York is valid and binding upon the Company. However, it is not certain under Danish law that a power of attorney (including the appointment of an agent for service of process) can be made irrevocable. Therefore, it must be assumed that all powers of attorney are revocable. In addition, if a grantor enters into bankruptcy proceedings, all powers of attorney given by it will be revoked at the end of the day on which the notice of the bankruptcy was published according to Danish law and third parties cannot rely on the power of attorney from the time they became aware or should have become aware of the bankruptcy proceedings.

(lll)            No Immunity. Neither the Company nor any of its subsidiaries nor any of their respective properties, assets or revenues has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the Kingdom of Denmark. The irrevocable and unconditional waiver and agreement of the Company contained in Section 17 of this Agreement not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of the Kingdom of Denmark.

(mmm)      Regulatory Filings. Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has failed to file with the applicable Governmental Authorities (including, without limitation, the FDA, or any foreign, federal, state, provincial or local Governmental Authority performing functions similar to those performed by the FDA) any required filing, declaration, listing, registration, report or submission, except for such failures that, individually or in the aggregate, would not have a Material Adverse Effect; except as disclosed in the Registration Statement and the Prospectus, all such filings, declarations, listings, registrations, reports or submissions were in compliance with applicable laws when filed and no deficiencies have been asserted by any applicable regulatory authority with respect to any such filings, declarations, listings, registrations, reports or submissions, except for any deficiencies that, individually or in the aggregate, would not have a Material Adverse Effect. The Company has operated and currently is, in all material respects, in compliance with the United States Federal Food, Drug, and Cosmetic Act, all applicable rules and regulations of the FDA and other federal, state, local and foreign Governmental Authority exercising comparable authority. The Company has no knowledge of any studies, tests or trials not described in the Prospectus the results of which reasonably call into question in any material respect the results of the studies, tests and trials described in the Prospectus.

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Any certificate signed by an officer of the Company and delivered to the Agent or to counsel for the Agent pursuant to or by the express terms of this Agreement shall be deemed to be a representation and warranty by the Company, as applicable, to the Agent as to the matters set forth therein.

7.            Covenants of the Company. The Company covenants and agrees with Agent that:

(a)         Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Shares is required to be delivered by Agent under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify the Agent promptly of the time when any subsequent amendment to the ADS Registration Statement or the Registration Statement has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the ADS Registration Statement, the Registration Statement or Prospectus or for additional information related to the transactions contemplated by this Agreement, (ii) the Company will prepare and file with the Commission, promptly upon the Agent’s reasonable request, any amendments or supplements to the ADS Registration Statement, the Registration Statement or Prospectus that, in the Agent’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by the Agent (provided, however, that the failure of the Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy the Agent shall have with respect to the failure to make such filing shall be to cease making sales under this Agreement until such amendment or supplement is filed); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Shares or a security convertible into the Placement Shares unless a copy thereof has been submitted to Agent within a reasonable period of time before the filing and the Agent has not reasonably objected thereto in writing within two (2) Business Days (provided, however, that (A) the failure of the Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement and (B) the Company has no obligation to provide the Agent any advance copy of such filing or to provide Agent an opportunity to object to such filing if the filing does not name the Agent or does not relate to the transactions contemplated by this Agreement; and provided, further, that the only remedy Agent shall have with respect to the failure by the Company to obtain such consent shall be to cease making sales under this Agreement) and the Company will furnish to the Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the ADS Registration Statement, the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company).

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(b)           Notice of Commission Stop Orders. The Company will advise the Agent, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the ADS Registration Statement, the Registration Statement, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. The Company will advise the Agent promptly after it receives any request by the Commission for any amendments to the ADS Registration Statement, the Registration Statement or any amendment or supplements to the Prospectus or any Issuer Free Writing Prospectus or for additional information related to the offering of the Placement Shares or for additional information related to the ADS Registration Statement, the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus.

(c)            Delivery of Prospectus; Subsequent Changes. During any period in which a Prospectus relating to the Placement Shares is required to be delivered by the Agent under the Securities Act with respect to the offer and sale of the Placement Shares, (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates (taking into account any extensions available under the Exchange Act) all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If the Company has omitted any information from the Registration Statement pursuant to Rule 430B under the Securities Act, it will use commercially reasonable efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430B and to notify the Agent promptly of all such filings. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the ADS Registration Statement, the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify Agent to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the ADS Registration Statement, the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance; provided, however, that the Company may delay the filing of any amendment or supplement, if in the judgment of the Company, it is in the best interests of the Company.

(d)            Listing of Placement Shares. During any period in which the Prospectus relating to the Placement Shares is required to be delivered by the Agent under the Securities Act with respect to the offer and sale of the Placement Shares, the Company will use commercially reasonable efforts to cause the Placement Shares to be listed on the Exchange.

(e)            Delivery of Registration Statement and Prospectus. The Company will furnish to the Agent and its counsel (at the reasonable expense of the Company) copies of the ADS Registration Statement, the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the foregoing that are filed with the Commission during any period in which a Prospectus relating to the Placement Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as the Agent may from time to time reasonably request and, at Agent’s reasonable request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Agent or its counsel to the extent such document is available on EDGAR.

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(f)            Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act, provided that the Company will be deemed to have furnished such statements to its security holders to the extent they are filed with the Commission on EDGAR.

(g)            Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(h)            Notice of Other Sales. Without prior written notice to Agent, the Company will not, (A) directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any ADSs or Underlying Shares (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Ordinary Shares or ADSs, warrants or any rights to purchase or acquire, Ordinary Shares or ADSs during the period beginning on the date on which any Placement Notice is delivered to Agent hereunder and ending on the second (2nd) Trading Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Placement Shares covered by a Placement Notice, the date of such suspension or termination); and (B) directly or indirectly in any other “at the market” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Ordinary Shares (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Ordinary Shares or ADSs, warrants or any rights to purchase or acquire, Ordinary Shares or ADSs during the period beginning on the date on which any Placement Notice is delivered to Agent hereunder and ending on the second (3rd) Trading Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Placement Shares covered by a Placement Notice, the date of such suspension or termination); provided, however, that such restrictions will not apply in connection with the Company’s issuance, grant or sale of (i) Ordinary Shares, ADSs, restricted stock units, options to purchase Ordinary Shares or ADSs or Ordinary Shares or ADSs issuable upon the exercise of options, or the vesting of any of the foregoing, pursuant to any stock option or benefits plan, stock ownership plan or dividend reinvestment plan (but not Ordinary Shares or ADSs subject to a waiver to exceed plan limits in its dividend reinvestment plan) of the Company whether now in effect or hereafter implemented, (ii) Ordinary Shares or ADSs issuable upon conversion of securities or the exercise of warrants, options, convertible notes or other rights in effect or outstanding, and disclosed in filings by the Company available on EDGAR or otherwise in writing to the Agent and (iii) Ordinary Shares, ADSs or securities convertible into or exchangeable for Ordinary Shares or ADSs issued in privately negotiated transactions to vendors, customers or other commercial or strategic partners or potential commercial or strategic partners, as consideration for mergers, acquisitions, other business combinations or strategic alliances occurring after the date of this Agreement which are not issued for capital raising purposes.

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(i)            Change of Circumstances. The Company will, at any time during the pendency of a Placement Notice advise the Agent promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to the Agent pursuant to this Agreement.

(j)            Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Agent or its representatives in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as the Agent may reasonably request.

(k)            Required Filings Relating to Placement of Placement Shares. The Company agrees that on such dates as the Securities Act shall require with respect to the Placement Shares, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act (each and every filing under Rule 424(b), a “Filing Date”), which prospectus supplement will set forth, within the relevant period, the amount of Placement Shares sold through the Agent, the Net Proceeds to the Company and the compensation payable by the Company to the Agent with respect to such Placement Shares, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

(l)            Representation Dates; Certificate. On or prior to the date of the first Placement Notice delivered by the Company to the Agent (such date, the “First Placement Date”) and each time the Company:

(i) amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Placement Shares) the Registration Statement or the Prospectus relating to the Placement Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Shares;

(ii) files an annual report on Form 20-F under the Exchange Act (including any Form 20-F/A containing amended financial information or a material amendment to the previously filed Form 20-F);

(iii) the furnishing to the Commission of a report on Form 6-K containing quarterly financial statements or financial information of the Company (including any Form 6-K/A containing amended financial information); or

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(iv) the furnishing to the Commission of a report on Form 6-K containing amended financial information that is material to the offering of the Placement Shares in the Agent’s reasonable discretion;

(each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date.”)

the Company shall furnish the Agent (but in the case of clause (iv) above only if the Agent reasonably determines that the information contained in such Form 6-K is material) with a certificate dated the Representation Date, in the form attached hereto as Exhibit 7(l). The requirement to provide a certificate under this Section 7(l) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 20-F. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide the Agent with a certificate under this Section 7(l), then before the Company delivers the Placement Notice or the Agent sells any Placement Shares, the Company shall provide the Agent with a certificate, in the form attached hereto as Exhibit 7(l), dated the date of the Placement Notice.

(m)            Legal Opinions and Negative Assurance Letter. (1) On or before the First Placement Date, the Company shall cause to be furnished to the Agent a written opinion and negative assurance letter of Duane Morris LLP, U.S. counsel to the Company, or other counsel reasonably satisfactory to the Agent (“U.S. Company Counsel”) and a legal opinion of Mazanti-Andersen Advokatpartnerselskab, Danish counsel to the Company (together with U.S. Company Counsel, “Company Counsel”), each in form and substance reasonably satisfactory to Agent and its counsel; and (2) within five (5) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(l) for which no waiver is applicable, the Company shall cause to be furnished to the Agent a negative assurance letter of U.S. Company Counsel, in form and substance reasonably satisfactory to Agent and its counsel; provided, however, the Company shall not be required to furnish any such letter if the Company does not intend to deliver a Placement Notice in such calendar quarter until such time as the Company delivers its next Placement Notice.

(n)            Comfort Letter. (1) On or before the First Placement Date and (2) within five (5) Trading Days of each Representation Date, other than pursuant to Section 7(l)(iii), with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(l) for which no waiver is applicable, the Company shall cause its independent accountants to furnish the Agent letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, which shall meet the requirements set forth in this Section 7(n). The Comfort Letter from the Company’s independent accountants shall be in a form and substance reasonably satisfactory to the Agent, (i) confirming that they are an independent public accounting firm within the meaning of the Securities Act and the Public Company Account Oversight Board, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

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(o)            Depositary’s Counsel Legal Opinions. The Agent shall have received from Emmet, Marvin & Martin, LLP, counsel for the Depositary, an opinion on or prior to the First Placement Date in form and substance satisfactory to the Agent and its counsel.

(p)            Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or would reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Ordinary Shares or ADSs or (ii) sell, bid for, or purchase Ordinary Shares or ADSs in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Placement Shares other than the Agent; provided, however, that the Company may bid for and purchase shares of its Ordinary Shares or ADSs in accordance with Rule 10b-18 under the Exchange Act.

(q)            Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor the Subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

(r)             No Offer to Sell. Other than the Prospectus and the Issuer Free Writing Prospectus approved in advance by the Company and the Agent in its capacity as agent hereunder, neither the Agent nor the Company (including its agents and representatives, other than the Agent in its capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder.

(s)            Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Agent, to qualify the Placement Shares for offering and sale, or to obtain an exemption for the Placement Shares to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Agent may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Placement Shares (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Shares have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Shares (but in no event for less than one year from the date of this Agreement).

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(t)            Sarbanes-Oxley Act. The Company will maintain and keep accurate books and records reflecting its assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company's financial statements in accordance with generally accepted accounting principles, (iii) that receipts and expenditures of the Company are being made only in accordance with management's and the Company’s directors’ authorization, and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on its financial statements. The Company will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company's management, including its principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company is made known to it by others within the organization, particularly during the period in which such periodic reports are being prepared.

(u)            Custodian. The Company will, at or prior to any Settlement Date, facilitate the issue of the Underlying Shares to the custodian for the Depositary (the “Custodian”) in accordance with Schedule 4 hereto and the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that the ADSs will be issued by the Depositary against receipt of such Underlying Shares and delivered to the Agent on any Settlement Date.

(v)            Tax Indemnity. The Company will indemnify and hold harmless the Agent against any transfer tax, including any interest and penalties, which are required to be paid on (i) the issuance, sale and delivery of the Underlying Shares by the Company or the deposit of the Underlying Shares by the Company in accordance with the terms of the Deposit Agreement against the issuance of the Placement Shares; (ii) the issuance by the Depositary of the Placement Shares (or Placement Shares evidenced by ADRs) in accordance with the terms of the Deposit Agreement; (iii) the purchase from the Company, and the sale and delivery of the Placement Shares to Agent in the manner contemplated by this Agreement and the Deposit Agreement; (iv) the holding or transfer of the Placement Shares; or (v) the execution and delivery of this Agreement or any other document to be furnished hereunder. For the avoidance of doubt, income taxes, capital gains taxes and taxes on dividends shall not be considered “transfer taxes.”

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8.            Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, filing, including any fees required by the Commission, and printing of the ADS Registration Statement, as originally filed and of each amendment and supplement thereto, the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, in each case, such number as the Agent shall reasonably deem necessary, (ii) the printing and delivery to the Agent of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Shares, (iii) the fees and disbursements of the counsel, accountants and other advisors to the Company, (iv) the reasonable and documented out-of-pocket expenses of Agent, including reasonable and documented fees and disbursements of counsel to the Agent incurred in connection with (a) execution of this Agreement in the amount of $125,000 and (B) up to an aggregate of $20,000 annually in connection with each Representation Date on which the Company is required to provide a certificate pursuant to Section 7(l), (v) the printing and delivery to the Agent of copies of any Permitted Issuer Free Writing Prospectus (defined below) and the Prospectus and any amendments or supplements thereto in such number as the Agent shall deem reasonably necessary, (vi) the preparation, printing and delivery to the Agent of copies of the blue sky survey, (vii) the fees and expenses of any transfer agent, or registrar and/or depositary for the ADSs and the Underlying Shares, (viii) the reasonable and documented fees and expenses incident to any review by FINRA of the terms of the sale of the Placement Shares, (ix) the preparation, issuance and delivery of the certificates or security entitlements for the ADSs and/or Underlying Shares to the Agent, including any share or other transfer taxes and any stamp or other duties payable upon deposit of the Underlying Shares with the Depositary in accordance with the terms of the Deposit Agreement against the issuance of ADSs and any ADRs evidencing the same or the sale, issuance or delivery of the Placement Shares to the Agent, and (x) the documented fees and expenses incurred in connection with the listing of the Placement Shares on the Exchange.

9.            Conditions to the Agent’s Obligations. The obligations of the Agent hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder, to the completion by the Agent of a due diligence review satisfactory to it in its reasonable judgment, and to the continuing reasonable satisfaction (or waiver by the Agent in its sole discretion) of the following additional conditions:

(a)            Registration Statement Effective. The ADS Registration Statement and the Registration Statement shall have become effective and shall be available for the sale of all Placement Shares (including the Underlying Shares) contemplated to be issued by any Placement Notice.

(b)            No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the ADS Registration Statement or the Registration Statement, the response to which would require any post-effective amendments or supplements to the ADS Registration Statement, the Registration Statement or the Prospectus, as applicable; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the ADS Registration Statement or the Registration Statement or the initiation of any proceedings for either purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares (including the Underlying Shares) for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any statement of material fact made in the ADS Registration Statement, the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the ADS Registration Statement, the Registration Statement, the Prospectus or Incorporated Documents so that, in the case of the ADS Registration Statement or the Registration Statement, they will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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(c)           No Misstatement or Material Omission. The Agent shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agent’s reasonable opinion, in consultation with outside counsel, is material, or omits to state a fact that in the Agent’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d)           Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any Material Adverse Effect, or any development that would reasonably be expected to cause a Material Adverse Effect, or a downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company's securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of the Agent (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

(e)           Legal Opinion. The Agent shall have received the opinions and the negative assurance letter of Company Counsel required to be delivered pursuant to Section 7(m) on or before the date on which such delivery of such opinion and letter, as applicable, is required pursuant to Section 7(m).

(f)             Comfort Letter. The Agent shall have received the Comfort Letter required to be delivered pursuant to Section 7(n) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(n).

(g)            Representation Certificate. The Agent shall have received the certificate required to be delivered pursuant to Section 7(l) on or before the date on which delivery of such certificate is required pursuant to Section 7(l).

(h)            Officer’s Certificate. On or prior to the first Representation Date, the Agent shall have received a certificate, signed on behalf of the Company by an authorized officer of the Company, in form and substance satisfactory to the Agent and its counsel.

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(i)            No Suspension. Trading in the ADSs shall not have been suspended on the Exchange, and the ADSs shall not have been delisted from the Exchange.

(j)            Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(l), the Company shall have furnished to the Agent such appropriate further information, certificates and documents as the Agent may reasonably request. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof. The Company will furnish the Agent with such conformed copies of such opinions, certificates, letters and other documents as the Agent shall reasonably request.

(k)            Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act with respect to the Placement Shares to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(l)            Approval for Listing. The Placement Shares shall either have been approved for listing on the Exchange, subject only to notice of issuance, or the Company shall have filed an application for listing of the Placement Shares on the Exchange at, or prior to, the issuance of any Placement Notice.

(m)           FINRA. FINRA shall have raised no objection to the terms of this offering and the amount of compensation allowable or payable to the Agent as described in the Prospectus.

(n)            No Termination Event. There shall not have occurred any event that would permit the Agent to terminate this Agreement pursuant to Section 12(a).

(o)            Effective Deposit Agreement. For each Settlement Date, the Deposit Agreement shall be in full force and effect. The Company and the Depositary shall have taken all action necessary to permit the deposit of the Underlying Shares relating to the Placement Shares and the issuance of the ADSs in accordance with the Deposit Agreement.

(p)            Deposit of Ordinary Shares. The Underlying Shares relating to the Placement Shares will, at the relevant Settlement Date, be issued to, and deposited with, the Depositary in accordance with the provisions of the Deposit Agreement and otherwise comply with the Deposit Agreement so that ADSs representing such Ordinary Shares will be issued by the Depositary against receipt of such Ordinary Shares.

(q)            Depositary’s Certificate. For each Settlement Date, the Depositary shall have furnished or caused to be furnished to the Agent, in form and substance satisfactory to the Agent, of one of its authorized officers with respect to the deposit with the Depositary of the Underlying Shares, the issuance of the ADSs, the execution, issuance, countersignature and delivery of any ADRs evidencing such ADSs related to the Placement Shares pursuant to the Deposit Agreement and such other matters related thereto as the Agent may reasonably request.

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10.            Indemnification and Contribution.

(a)            Company Indemnification. The Company agrees to indemnify and hold harmless the Agent, its partners, members, directors, officers, employees and agents and each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the ADS Registration Statement (or any amendment thereto) or the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom either document of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(d) below) any such settlement is effected with the written consent of the Company, which consent shall not unreasonably be delayed or withheld; and

(iii)            against any and all expense whatsoever, as incurred (including the reasonable and documented fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, of the Company to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made solely in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement (or any amendment thereto), or in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b)            Agent Indemnification. Agent agrees to indemnify and hold harmless the Company and its directors and each officer of the Company who signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 10(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information relating to the Agent and furnished to the Company in writing by the Agent expressly for use therein.

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(c)            Procedure. Any party that proposes to assert the right to be indemnified under this Section 10 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 10, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it may have to any indemnified party otherwise than under this Section 10 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 10 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable and documented costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable and documented fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly after the indemnifying party receives a written invoice related to fees, disbursements and other reasonable charges in detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 10 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

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(d)            Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 10 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Agent, the Company and the Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred and documented in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Agent, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other hand. The relative benefits received by the Company on the one hand and the Agent on the other hand shall be deemed to be in the same proportion as the total net proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by the Agent (before deducting expenses) from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Agent, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agent agree that it would not be just and equitable if contributions pursuant to this Section 10(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 10(d) shall be deemed to include, for the purpose of this Section 10(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 10(c) hereof. Notwithstanding the foregoing provisions of this Section 10(d), the Agent shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10(d), any person who controls a party to this Agreement within the meaning of the Securities Act, and any officers, directors, partners, employees or agents of the Agent, will have the same rights to contribution as that party, and each director of the Company and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 10(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 10(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 10(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 10(c) hereof.

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11.           Additional Covenants.

(a)            Representations and Covenants of the Agent. The Agent represents and warrants that it is duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Shares will be offered and sold, except such states in which the Agent is exempt from registration or such registration is not otherwise required. The Agent shall continue, for the term of this Agreement, to be duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Shares will be offered and sold, except such states in which the Agent is exempt from registration or such registration is not otherwise required, during the term of this Agreement. The Agent shall comply with all applicable law and regulations in connection with the transactions contemplated by this Agreement, including the issuance and sale through the Agent of the Placement Shares

(b)            Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 10 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of the Agent, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

12.          Termination.

(a)            The Agent may terminate this Agreement, by written notice to the Company, as hereinafter specified at any time (1) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any Material Adverse Effect, or any development that would reasonably be expected to result in a Material Adverse Effect has occurred, which in the reasonable judgment of the Agent, is material and adverse and makes it impractical or inadvisable to market the Placement Shares, (2) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Agent, impracticable or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (3) if trading in the Ordinary Shares has been suspended or limited by the Commission or the Exchange, or if trading generally on the Exchange has been suspended or limited, or minimum prices for trading have been fixed on the Exchange, (4) if any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market shall have occurred and be continuing, (5) if a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing, or (6) if a banking moratorium has been declared by either U.S. Federal or New York authorities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 8 (Expenses), Section 10 (Indemnification), Section 11 (Survival of Representations), Section 17 (Governing Law; Consent to Jurisdiction) and Section 18 (Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination. If the Agent elects to terminate this Agreement as provided in this Section 12(a), the Agent shall provide the required written notice as specified in Section 13 (Notices).

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(b)            The Company shall have the right, by giving ten (10) days written notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 8, Section 10, Section 11, Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination.

(c)            The Agent shall have the right, by giving ten (10) days written notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 8, Section 10, Section 11, Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination.

(d)            Unless earlier terminated pursuant to this Section 12, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Shares through the Agent on the terms and subject to the conditions set forth herein; provided that the provisions of Section 8, Section 10, Section 11, Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination.

(e)            This Agreement shall remain in full force and effect unless terminated pursuant to Sections 12(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 8, Section 10, Section 11, Section 17 and Section 18 shall remain in full force and effect.

(f)            Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be; provided, further, any termination of this Agreement in accordance with the terms of Section 12(b) or (c) shall not be effective until the date that is ten days after the date of such written notice. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

(g)            Subject to the additional limitations set forth in Section 8 of this Agreement, in the event of termination of this Agreement prior to the sale of any Placement Shares, the Agent shall be entitled only to reimbursement of its out-of-pocket expenses actually incurred.

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13.           Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified, and if sent to the Agent, shall be delivered to:

JonesTrading Institutional Services LLC

900 Island Park Drive, Suite 160

Daniel Island, SC 29492

Attn: Burke Cook

Email: burke@jonestrading.com

and

Cooley LLP

55 Hudson Yards

New York, NY 10001

Attention: Daniel I. Goldberg and Josh Kaufman

E-mail: dgoldberg@cooley.com and josh.kaufman@cooley.com

and if to the Company, shall be delivered to:

Evaxion Biotech A/S

Dr. Neergaards Vej 5F

2970 Hørsholm

Denmark

Attn: Bo Karmark

Email: Chief Financial Officer

with a copy to:

Duane Morris LLP

230 Park Avenue Suite 1130

New York, New York 10169

Attention: Dwight Kinsey, Esq.

E-mail: DAKinsey@duanemorris.com

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day (as defined below) or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid).

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 13 if sent to the electronic mail address specified by the receiving party under separate cover. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives verification of receipt by the receiving party. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.

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14.            Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and the Agent and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 10 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that the Agent may assign its rights and obligations hereunder to an affiliate thereof without obtaining the Company’s consent, so long as such affiliate is a registered broker dealer.

15.            Adjustments for Share and Ratio Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Ordinary Shares and ADSs.

16.            Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Agent. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

17.            GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW). SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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18.            CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY IRREVOCABLY APPOINTS LORI HOLLANDER VICE PRESIDENT, FINANCIAL PLANNING AND ANALYSIS, of the Company LOCATED AT 2 BONIFACIO DRIVE, MIDDLETOWN, NJ 07748 AS ITS AGENT TO RECEIVE SERVICE OF PROCESS OR OTHER LEGAL SUMMONS FOR PURPOSES OF ANY SUCH SUIT, ACTION OR PROCEEDING THAT MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT IN THE CITY AND COUNTY OF NEW YORK.

19.            Currency. To the fullest extent permitted by law, the obligations of the Company in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the business day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased falls short of the amount originally due, the Company will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the Company not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

20.            Withholding Taxes; VAT. All payments by the Company under this Agreement will be made free and clear of, and without deduction or withholding for or on account of, any taxes, and shall be exclusive of any value added tax or any other tax of a similar nature (“VAT”) which is chargeable thereon. If any taxes are required by the laws of the Kingdom of Denmark to be deducted or withheld in connection with such payments, the Company will increase the amount paid as may be necessary so that the Agent, after such deduction or withholding, will receive the same amount it would have received under this Agreement had no such deduction or withholding been made; provided that no additional amounts shall be payable in respect of any tax (i) imposed due to some connection of the Agent with the Kingdom of Denmark other than a connection arising solely from activities contemplated by this Agreement or (ii) that would not have been imposed but for the failure of the Agent to comply with, upon reasonable request by the Company, any reasonable certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the Kingdom of Denmark if such compliance is required or imposed by law as a precondition to an exemption from, or reduction in such taxes. If any VAT is or becomes chargeable by the Kingdom of Denmark in respect of any such payment, the Company shall pay in addition the amount of such VAT (at the same time and in the same manner as the payment to which such VAT relates). For the avoidance of doubt, all amounts charged by the Agent or for which the Agent is to be reimbursed will be invoiced and payable together with VAT, where applicable. In case VAT has been charged in respect of any cost, charge or expense, incurred by the Agent and for which the Agent is to be reimbursed, the Company shall be obligated to reimburse the Agent for such VAT.

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21.             Use of Information.      The Agent may not use any information gained in connection with this Agreement and the transactions contemplated by this Agreement, including due diligence, to advise any party with respect to transactions not expressly approved by the Company.

22.            Counterparts. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and may be delivered by facsimile transmission or by electronic delivery of a portable document format (PDF) file (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com). This Agreement may not be amended or modified unless agreed to in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Article and Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

23.            Effect of Headings. The section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

24.            Permitted Free Writing Prospectuses.

The Company represents, warrants and agrees that, unless it obtains the prior consent of the Agent (which consent shall not be unreasonably withheld or delayed), and the Agent represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Placement Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Agent or by the Company, as the case may be (a “Permitted Free Writing Prospectus”). The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

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25.           Absence of Fiduciary Relationship.

The Company acknowledges and agrees that:

(a)            The Agent is acting solely as agent in connection with the public offering of the Placement Shares and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, shareholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Agent, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Agent has advised or is advising the Company on other matters, and the Agent has no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b)            it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)            the Agent has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(d)            it is aware that the Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Agent has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e)            it waives, to the fullest extent permitted by law, any claims it may have against the Agent for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Placement Shares under this Agreement and agrees that the Agent shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company, other than in respect of the Agent’s obligations under this Agreement and to keep information provided by the Company to the Agent and the Agent’s counsel confidential to the extent not otherwise publicly-available.

26.            Definitions.

As used in this Agreement, the following terms have the respective meanings set forth below:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Applicable Time” means (i) each Representation Date, (ii) the time of each sale of any Placement Shares pursuant to this Agreement, and (iii) each Settlement Date.

“Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York, New York and Copenhagen, Denmark are open for business.

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“Governmental Authority” means (i) any federal, provincial, state, local, municipal, national or international government or governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body (public or private); (ii) any self-regulatory organization; or (iii) any political subdivision of any of the foregoing.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Placement Shares that (1) is required to be filed with the Commission by the Company, (2) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (3) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Placement Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 424(b),” “Rule 430B,” and “Rule 433” refer to such rules under the Securities Act.

“subsidiary” means any subsidiary of the Company that may be identified on Exhibit 8.1 to the Company’s Annual Report on Form 20-F for the most recently ended fiscal year, and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means any day on which the ADSs are purchased and sold on the Exchange.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included,” “set forth” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Shares by the Agent outside of the United States.

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If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Agent.

Very truly yours,

EVAXION BIOTECH A/S

By:	/s/ Bo Karmark
Name: Bo Karmark
Title: Chief Financial Officer

ACCEPTED as of the date first-above written:

JONESTRADING INSTITUTIONAL SERVICES LLC

By:	/s/ Burke Cooke
Name: Burke Cooke
Title: General Counsel

SCHEDULE 1

__________________________

FORM OF PLACEMENT NOTICE

__________________________

From:	[•]

To:	JONESTRADING INSTITUTIONAL SERVICES LLC Attention: _____________________

Subject:	Placement Notice

Date:	[•]

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Capital on Demand™ Sales Agreement between EVAXION BIOTECH A/S, a company incorporated under the laws of the Kingdom of Denmark (the “Company”) and JONESTRADING INSTITUTIONAL SERVICES LLC (“Agent”), dated October 3, 2022, the Company hereby requests that the Agent subscribes and sells up to ____________ of the Company’s ADSs, at a minimum market price of $_______ per ADS, during the subscription period, i.e., the period beginning [month, day, time] and ending [month, day, time].

We refer to the attached subscription list pertaining to a resolution by the Board of Directors of the Company resolving on a capital increase by way of a directed issue of new Ordinary Shares of the Company against cash consideration and without pre-emptive rights for the existing shareholders of the Company by up to nominally DKK _______ corresponding to ___________ Ordinary Shares of nominally DKK 1 each at a subscription price of $ _________ per Ordinary Share represented by ADSs. Please sign and return the attached subscription list to the Company once binding sales agreements have been entered into.

SCHEDULE 2

__________________________

Compensation

__________________________

The Company shall pay to the Agent in cash, upon each sale of Placement Shares pursuant to this Agreement, an amount equal to 3.0% of the gross proceeds from each sale of Placement Shares.

SCHEDULE 3

__________________________

Notice Parties

__________________________

The Company

The Agent

SCHEDULE 4

__________________________

Settlement Mechanics

__________________________

•	Payment of an aggregate subscription price for the Underlying Shares to be subscribed for by the Agent pursuant to each Placement Notice (the “Purchased Shares”) for each Settlement Date shall be made by Agent by transfer in immediately available U.S. dollar-denominated funds to the Company’s blocked Danish bank account in the Company’s name (the “Company’s Blocked Account”) on the day prior to the Settlement Date. The aggregate subscription price (gross amount) for the Purchased Shares must be available in the Company’s Blocked Account before any of the below steps are to be initiated.

•	On the day prior to the Settlement Date, the Company shall arrange for the capital increase relating to the Purchased Shares to be registered with the Danish Business Authority by instruction to the Company's Danish counsel, Mazanti-Andersen Advokatpartnerselskab, and by delivery of documentation, including the subscription list relating to the Purchase Shares, for the payment of the aggregate subscription price (gross amount), noting that the capital increase cannot be registered with the Danish Business Authority until the payment of the subscription price (gross amount) for such Purchased Shares has been received in the Company’s Blocked Account.

•	Following receipt of the certificate of registration from the Danish Business Authority, the Company shall request Computershare A/S, as transfer agent, to register the Purchased Shares in the name of the Depositary for the benefit of the Agent in the register of shareholders maintained by Computershare A/S, all in accordance with the transfer instruction issued by the Agent to the Company.

•	The Company will deliver, or cause the delivery of, the ADSs to Agent through the facilities of DTC registered in such names and in such denominations as the Agent may direct by notice in writing to the Company. The issue of the Purchased Shares and the delivery of the ADSs will be evidenced by a transcript from the Company’s register of shareholders duly updated to reflect the subscription of the Purchased Shares and transfer of the Purchased Shares to the Depositary. The delivery of the ADSs to the Agent will be evidenced by the Company supplying adequate documentation from the Depositary that the ADSs have been issued to the Agent or as directed by the Agent through the DTC system.

•	Following delivery of the ADSs to the Agent, the Company shall be entitled to the release of the aggregate subscription price (gross amount) related to the Purchased Shares from the Company’s Blocked Account to a bank account of its choosing.

•	The Company shall wire to the Agent the commission payable to Agent pursuant to Schedule 2 related to the Purchased Shares (the “Agent Commission”), plus any additional amounts reimbursable by the Company to Agent pursuant to this Agreement and not previously paid, including any related fees for execution, settlement, and financing and any transaction fees imposed by any governmental or self-regulatory organization in respect of such Purchased Shares.

•	The Company shall confirm receipt of the total gross proceeds related to the Purchased Shares, less the Agent Commission (plus any additional amounts reimbursable by the Company to Agent pursuant to this Agreement and not previously paid, including any related fees for execution, settlement, and financing and any transaction fees imposed by any governmental or self-regulatory organization in respect of the Purchased Shares) and the Agent shall confirm receipt of the Agent Commission and any amounts reimbursed to it pursuant to this Agreement and this Schedule.

EXHIBIT 7(l)

Form of Representation Date Certificate

[DATE]

This Representation Date Certificate (this “Certificate”) is executed and delivered in connection with Section 7(l) of the Capital on Demand™ Sales Agreement (the “Agreement”), dated October 3, 2022, and entered into between Evaxion Biotech A/S (the “Company”) and JonesTrading Institutional Services LLC. All capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement

The undersigned, a duly appointed and authorized officer of the Company, having made all necessary inquiries to establish the accuracy of the statements below and having been authorized by the Company to execute this certificate, hereby certifies as follows:

1.            As of the date of this Certificate, (i) neither the ADS Registration Statement nor the Registration Statement contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) none of the ADS Registration Statement, the Registration Statement nor the Prospectus contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading.

2.            Each of the representations and warranties of the Company contained in the Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were so true and correct as of such date; and.

3.            Each of the covenants required to be performed by the Company in the Agreement or the Deposit Agreement on or prior to the date of the Agreement, this Representation Date, and each such other date as set forth in the Agreement, has been duly, timely and fully performed in all material respects and each condition required to be complied with by the Company on or prior to the date of the Agreement, the Deposit Agreement, this Representation Date, and each such other date as set forth in the Agreement has been duly, timely and fully complied with in all material respects.

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4.            Subsequent to the date of the most recent financial statements in the Prospectus, there has been no Material Adverse Effect.

5.            No stop order suspending the effectiveness of the ADS Registration Statement or the Registration Statement or of any part thereof has been issued, and no proceedings for either purpose has been instituted or is pending or threatened by any securities or other governmental authority (including, without limitation, the Commission).

6.            No order suspending the effectiveness of the ADS Registration Statement, the Registration Statement or the qualification or registration of the Placement Shares under the applicable securities or blue sky laws of any applicable jurisdiction are in effect and no proceeding for such purpose is pending before, or threatened, to the Company's knowledge or in writing by, any applicable securities or other governmental authority (including, without limitation, the Commission).

Each of Duane Morris LLP and Cooley LLP may rely on this certificate in rendering its legal opinions in connection with the transactions contemplated by the Agreement.

The undersigned has executed this Representation Date Certificate as of the date first written above.

EVAXION BIOTECH A/S

By:
Name:
Title:

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